Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Exela Technologies, Inc. on Form S-3 of our report dated March 3, 2017, with respect to our audits of the  financial statements of Quinpario Acquisition Corp. 2 (now known as Exela Technologies, Inc.) as of December 31, 2016 and 2015, and for the years then ended and for the period from July 15, 2014 (inception) through December 31, 2014, appearing in the Annual Report on Form 10-K of Quinpario Acquisition Corp. 2 for the year ended December 31, 2016. We were dismissed as auditors on August 9, 2017 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements incorporated by reference in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP

Marcum LLP

New York, NY

February 9, 2018